THE SERVICE AGREEMENT MADE AS OF AUGUST 22nd, 2005

BETWEEN :

CATHAY MERCHANT GROUP LTD.

a corporation organized under the laws of Samoa ("Company")

AND :

Mr. Stefan Feuerstein ("Service Provider")

Charlottenstrasse 59
D-10117 Berlin/GERMANY

WILL BE AMENDED. THE AMENDMENTS AGREED UPON SHALL BE IN EFFECT FROM AUGUST 1st 2006

THE PARTIES HAVE AGREED THAT :

THE DAYLY FEE AS DETERMINED IN § 5.1. OF THE SERVICE AGREEMENT WILL BE RAISED FROM € 750.- TO € 850,-

THE MONTHLY DOWNPAYMENT AS DETERMINED IN § 5.1. OF THE SERVICE AGREEMENT WILL BE RAISED FROM € 15.000.- to € 17.000.-

Mr. Michael Smith

President Cathay Merchant Group Ltd.
("Company")

Mr. Stefan Feuerstein

("Service Provider")